EXHIBIT 3.2
                                  -----------

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                               OF QUADRACOMM, INC.


Pursuant to Section 7-106-102 of the Colorado Business Corporation Act, QuadraComm, Inc., a Colorado corporation (the "Company"), adopts the following Articles of Amendment to its Amended and Restated Articles of Incorporation:

     1.     The  name  of  the  corporation  is  QuadraComm,  Inc.

     2. The Amended and Restated Articles of Incorporation of the Company (the "ARTICLES OF INCORPORATION") authorizes the issuance of Ten Million
(10,000,000) shares of preferred stock, par value per share $0.001 (the "PREFERRED STOCK"), and expressly vests in the Board of Directors of the Company the authority to issue any or all of said shares in one or more series by resolution or resolutions to establish the designation and number and to fix the relative rights and preferences of each series to be issued.

     On October 23, 2001, the Board of Directors of the Company, pursuant to the authority expressly vested in it as aforesaid, and pursuant to the provisions of Sections 7-106-102 of the Colorado Business Corporation Act, has adopted the resolution set forth below to create a series of Preferred StockPursuant to 7-106-102, the approval of the Company's shareholders was not required.

     RESOLVED, that pursuant to authority granted by Section 2 of Article V of the Articles of Incorporation and Section 7-106-102 of the Colorado Business Corporation Act, the Board hereby amends the Articles of Incorporation of the Company to include a Series A Preferred Stock consisting of two hundred and fifty thousand (250,000) shares of the Company's Preferred Stock with the powers, preferences, qualifications, limitations, restrictions and relative, participating, optional or other special rights (including, without limitation, such matters as dividends, redemption, liquidation and conversion) set forth below, which shall constitute a new Section 8 to Article V of the Articles of Incorporation of the Company:

     Section  8.     Series  A  Preferred  Stock.

     8.1 Designation and Amount. Two Hundred Fifty Thousand (250,000) shares of the Ten Million (10,000,000) authorized shares of Preferred Stock of the Company are designated Series A Preferred Stock (the "SERIES A PREFERRED STOCK"). The Series A Preferred Stock shall be issued or offered at a purchase price equal to $1.00 per share (the "SERIES A ORIGINAL ISSUE PRICE"). The holders of record of any series of the Series A Preferred Stock are sometimes referred to in this Section 8 as the "SERIES A HOLDERS."

     8.2 Rank. The Series A Preferred Stock shall rank (i) senior and prior to all of the Common Stock; and (ii) senior and prior to any class or series of


                                     1 of 7
capital stock of the Company hereafter created subject to Section 8.6 and not specifically ranking by its terms senior to or on parity with any Series A Preferred Stock (collectively with the Common Stock, the "JUNIOR SECURITIES"), in each case as to distribution of assets upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (all such distributions being referred to collectively as "DISTRIBUTIONS").

     8.3     Liquidation  Preference.

          (a) In the event of any Distribution, the Series A Holders shall be entitled to receive, immediately after any distributions to the holders of the Senior Securities required by the Company's Articles of Incorporation, and prior in preference to any distribution to the holders of the Junior Securities, an amount per share equal to the Original Issue Price plus the Accumulated Dividend. If upon the occurrence of any such Distribution, the assets and funds available to be distributed among the Series A Holders shall be insufficient to pay to the Series A Holders the full preferential amounts due to the Series A Holders, then the entire assets and funds of the Company legally available for distribution shall be distributed among the Series A Holders, pro rata.

          (b) Upon the completion of the distribution required by Section 8.3(a), if assets remain in the Company, they shall be distributed to holders of Junior Securities in accordance with the Company's Articles of Incorporation, including any duly adopted certificate(s) of designation.

          (c)     At  the  option of each Series A Holder, a sale, conveyance or disposition of all or substantially all the assets of the Company to any entity other than an Affiliate of the Company which is controlled by the Company through the direct or indirect ownership of not less than 50% of the voting securities or interests thereof (a "LIQUIDATING TRANSACTION") shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 8.3(a); provided, that neither (i) any Liquidating
                                      --------
     Transaction that a Series A Holder elects in writing not to treat as a liquidation, dissolution or winding up of the Company nor (ii) any consolidation, merger, acquisition, or other business combination of the Company with or into any other company or companies shall be treated as a liquidation, dissolution or winding up within the meaning of this Section 8.3(c), but instead shall be subject to Section 8.5(f). Any Series A Holder as to which any Liquidating Transaction is treated as a liquidation, dissolution or winding up of the Company under this Section 8.3(c) is referred to herein as a "SERIES A LIQUIDATING HOLDER."

          (d) Prior to the closing of a transaction described in Section 8.3(c) which would constitute a Liquidation Transaction, the Company shall
     (i) make all cash distributions it is required to make to the Series A Liquidating Holders pursuant to the first sentence of Section 8.3(a), (ii) set aside sufficient funds from which the cash distributions required to be made to the Series A Liquidating Holders can be made, or (iii) establish an escrow or other similar arrangement with a third party pursuant to which the proceeds payable to the Company from a sale of all or substantially all the assets of the Company will be used to make the liquidating payments to the Series A Liquidating Holders immediately after the consummation of such sale. If the Company has not fully complied with any of the foregoing


                                     2 of 7
     alternatives, the Company shall either: (x) cause such closing to be postponed until such cash distributions have been made, or (y) cancel such transaction, in which event the rights of the Series A Holders or other arrangements shall be the same as existing immediately prior to such proposed transaction.

     8.4 Dividends. The Series A Holders shall be entitled to receive, when and as declared by the Board of Directors out of the funds of the Company legally available thereof, cumulative dividends at the annual rate of 6% per share, payable annually on January 1. Such dividends shall be payable in cash, or at the option of the Company, shares of the Series A Preferred Stock. For purposes of such dividends, the value of a share of the Series A Preferred Stock (and the Original Issue Price thereof) shall be deemed to be the average of the closing bid price of the Common Stock on the Company's principal market for the ten trading days immediately preceding the declaration of the dividend, and the Company shall, when required, issue fractional shares. If the dividend on the Series A Preferred Stock for any dividend period shall not have been paid or set apart in full for the Series A Preferred Stock, the aggregate deficiency shall be cumulative and shall be fully paid or set apart for payment before any dividends shall be paid upon or set apart on the Common Stock of the Company. The initial dividend paid after the Original Issue Date of any shares of Series A Preferred Stock shall accrue from such date of issuance thereof. The aggregate amount of accrued and unpaid dividends on the Series A Preferred Stock is referred to as the "Accumulated Dividend."

     8.5 Conversion. The Series A Holders have the following conversion rights (the "CONVERSION RIGHTS"):

          (a)  Right  to  Convert.  Each share of Series A Preferred Stock shall
               ------------------
     be convertible into a share or shares of Common Stock without the payment of any additional consideration at the option of the Series A Holder thereof, at any time after the date of issuance of such share of Series A Preferred Stock, at the office of the Company or any transfer agent for the Series A Preferred Stock. Each share of Series A Preferred Stock shall be convertible into the number of fully paid and nonassessable shares of Common Stock that results from dividing (i) the Original Purchase Price per share of such shares of Series A Preferred stock, by (ii) the conversion value per share for each share of Series A Preferred Stock (the "SERIES A CONVERSION VALUE") determined at the time of conversion. The Series A Conversion Value shall be equal to the lower of (x) 120% of the closing bid price per share (as reported by Bloomberg, LP) on the Closing Date of the Securities Purchase Agreement, and (y) 80% of the lowest closing bid price per share (as reported by Bloomberg, LP) of the Common Stock for the five
     (5) trading days immediately preceding the date on which a Series A Holder tenders such shares for conversion and shall further be subject to adjustment from time to time as provided below. The number of shares of Common Stock into which a share of Series A Preferred Stock is convertible is hereinafter referred to as the "SERIES A CONVERSION RATE."

          (b)  Mechanics  of  Conversion.
               -------------------------

               (i) No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such


                                     3 of 7
          fraction multiplied by the then effective Series A Conversion Value. Before any holder of Series A Preferred Stock shall be entitled to convert such shares into full shares of Common Stock and to receive certificates therefor, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Series A Preferred Stock, as the case may be, and shall give written notice to the Company at such office that such holder elects to convert the same; the Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to such holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

               (ii) The Company shall pay any and all issue and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock pursuant to this Section 8.5. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involving the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Company the amount of any tax or has established, to the satisfaction of the Company, that such tax has been paid.

               (iii) Upon conversion, the Company shall pay the full amount of the Accumulated Dividend on shares of Series A Preferred Stock being converted.

          (c)  Reservation of Stock Issuable Upon Conversion.  The Company shall
               ---------------------------------------------
     at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, the Company shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

          (d)  Adjustment  to  the  Conversion  Rate  due  to Stock Split, Stock
               -----------------------------------------------------------------
     Dividend  or  Other  Similar  Event. If, prior to the conversion of all the
     -----------------------------------
     Series A Preferred Stock, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend or other similar event, the Series A Conversion Value shall be proportionately


                                     4 of 7
     reduced, or if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Series A Conversion Value shall be proportionately increased.

          (e)  Adjustment  Due  to  Consolidation,  Merger,  Exchange of Shares,
               -----------------------------------------------------------------
     Recapitalization,  Reorganization  or Other Similar Event. If, prior to the
     ---------------------------------------------------------
     conversion of all the Series A Preferred Stock, (i) there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity, or (ii) there occurs a sale of all or substantially all of the Company's assets that is not deemed to be a liquidation, dissolution or winding up of the Company pursuant to Section 8.3(c), then the Series A Holders thereafter shall have the right to receive upon conversion of the shares of Series A Preferred Stock held by them, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities and/or other assets which the Series A Holders would have been entitled to receive in such transaction had the Series A Preferred Stock been converted immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Series A Holders to the end that the provisions hereof, including, without limitation, provisions for the adjustment of the Series A Conversion Value and the Series A Conversion Rate shall thereafter be applicable, as nearly as may be practicable in relation to any securities thereafter deliverable upon the exercise hereof.

          (f)  Certificates  as  to  Adjustments.  Upon  each  adjustment  or
               ---------------------------------
     readjustment of the Series A Conversion Value pursuant to Section 8.5 (e), the Company at its expense promptly shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate of the Chief
                                                       -----------
     Financial Officer of the Company setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the then effective Series A Conversion Value, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of each share of such Series A Preferred Stock.

          (g)  No  Impairment.  The  Company  will  not,  by  amendment  of  its
               --------------
     Certificate of Incorporation or through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 8 and in the taking of all such action as may be necessary or appropriate to protect the Conversion Rights against impairment.

          (h)  Definitions.  As  used  in  this  Section  8, the following terms
               -----------
     shall  have  the  following  meanings:


                                     5 of 7

          "Affiliate"  shall  have  the  meaning  given  such  term  in Rule 405
           ---------
promulgated  under  the  Securities  Act.

          "Common  Stock"  shall  mean  the  common  stock, par value $0.001 per
           -------------
share,  of  the  Company.

          "Conversion  Rights"  shall  mean  the  rights  to  convert  Series  A
           ------------------
Preferred  Stock  into  Common  Stock  as  provided  in  this  Section  8.

          "Convertible  Securities"  shall  mean  any evidences of indebtedness,
           -----------------------
shares (other than Common Stock or Series A Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

          "Options"  shall  mean  rights,  options or warrants to subscribe for,
           -------
purchase  or  otherwise  acquire  either Common Stock or Convertible Securities.

          "Original  Issue  Date"  shall  mean  October  24,  2001.
           ---------------------

          "Original  Purchase  Price"  shall mean the original purchase price of
           -------------------------
$1.00 per share for each share of Series A Preferred Stock, or the amount determined under Section 8.4, in either case, as such amount shall be adjusted for all stock splits, combinations, consolidations, stock distributions, stock dividends or other recapitalization transactions involving the Series A Preferred Stock.

          "Plan"  shall mean a written stock grant, option plan or purchase plan
           ----
or  other  employee  stock  incentive  program.

          "Preferred  Stock" shall mean the preferred stock, par value $.001 per
           ----------------
share,  of  the  Company.

          "Securities  Act"  shall  mean the Securities Act of 1933, as amended.
           ---------------

          "Series  A  Conversion Rate" shall mean the number of shares of Common
           --------------------------
Stock  into  which  a  share  of  Series  A  Preferred  Stock  is  convertible.

          "Series  A Conversion Value" shall have the meaning given such term in
           --------------------------
Section  8.5(a).

          "Series  A  Preferred  Stock"  shall  mean  those authorized shares of
           ---------------------------
Preferred Stock of the Company designated as "Series A Preferred Stock", par value $0.001 per share.

     8.6     Voting  Rights.  The  Series  A  Holders shall have no voting power
             --------------
whatsoever except to the extent otherwise expressly provided by the Colorado Business Corporation Act, and no Series A Holder shall vote or otherwise participate in any proceeding in which actions shall be taken by the Company or the stockholders thereof or be entitled to notification as to any meeting of the stockholders.


                                     6 of 7

     8.7     Protective  Provision.  So  long  as  shares  of Series A Preferred
             ---------------------
Stock are outstanding, the Company shall not without first obtaining the approval (by vote or written consent, as provided by Colorado Business Corporation Act) of the holders of at least eighty percent (80%) of the then outstanding shares of Series A Preferred Stock:

          (a) alter or change the rights, preferences or privileges of the Series A Preferred Stock, including, but not limited to, the creation or authorization of any Senior Securities.

          (b) increase the size of the authorized number of Series A Preferred Stock; or

          (c) do any act or thing not authorized or contemplated by these Articles of Incorporation which would result in taxation of the Series A Holders under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

     If the holders of a majority of the then outstanding shares of Series A Preferred Stock agree to allow the Company to alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock, pursuant to Subsection (a) above, so as to affect adversely the Series A Preferred Stock, then the Company will deliver notice of such approved alteration or change to the Series A Holders that did not agree to such alteration or change (the
"SERIES A DISSENTING HOLDERS"), and the Series A Dissenting Holders shall thereafter have the right for a period of 30 days to convert pursuant to the terms of these Articles of Incorporation as they exist prior to such alteration or change or continue to hold their shares of Series A Preferred Stock subject to the approved alteration or change of the rights, preferences or privileges of the Series A Preferred Stock.

     8.8     Status  of  Converted  Stock.  In  the event any shares of Series A
             ----------------------------
Preferred Stock shall be converted pursuant to Section 8.5, the shares so converted shall be canceled, shall return to the status of authorized but unissued preferred stock of no designated series, and shall not be issuable by the Company as Series A Preferred Stock.

     IN WITNESS WHEREOF, the undersigned, President of the Company, for the purpose of establishing a Series A Preferred Stock of the Corporation and having the effect of amending the Company's Articles of Incorporation to reflect such establishment, hereby makes, files and records this amendment to the Articles of Incorporation of the Company and certifies that it is the act and deed of the Company and that the facts stated herein are true.

     DATED this 23 day of October, 2001.
                --


QUADRACOMM, INC., a Colorado corporation

    /s/
------------------------------------
Robert W. Ellis, President


                                     7 of 7